  As filed with the Securities and Exchange Commission on March 8, 2000

                                                Registration No. 333-30412
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                ---------------

                             AMENDMENT NO. 2

                                    to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                ---------------
                       PERICOM SEMICONDUCTOR CORPORATION
            (Exact Name of Registrant as Specified in its Charter)
                                ---------------
      California                     3674                  77-0254621
   (State or Other       (Primary Standard Industrial   (I.R.S. Employer
   Jurisdiction of         Classification Code No.)   Identification No.)
   Incorporation or
    Organization)
                               2380 Bering Drive
                          San Jose, California 95131
                                (408) 435-0800
  (Address and telephone number of registrant's principal executive offices)
                                ---------------
                              PATRICK B. BRENNAN
                  Vice President, Finance and Administration
                       Pericom Semiconductor Corporation
                               2380 Bering Drive
                          San Jose, California 95131
                                (408) 435-0800
           (Name, address and telephone number of agent for service)
                                ---------------
                                  Copies to:

 STEPHEN J. SCHRADER, ESQ.                 BLAIR W. WHITE, ESQ.
    CORI M. ALLEN, ESQ.                   JASON M. VENNER, ESQ.
      LULU YEN, ESQ.                  Pillsbury Madison & Sutro LLP
  Morrison & Foerster LLP                   50 Fremont Street
    755 Page Mill Road                   San Francisco, CA 94105
 Palo Alto, CA 94304-1018                     (415) 983-1000
      (650) 813-5600

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                ---------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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


                             EXPLANATORY NOTE

  This Amendment No. 2 to the Form S-1 Registration Statement is being filed for the sole purpose of filing an additional exhibit.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14. Other Expenses of Issuance and Distribution

  The expenses to be paid by the Registrant in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

                                                                       Amount*
                                                                       --------
      Securities and Exchange Commission Filing Fee..................  $ 25,214
      NASD Filing Fee................................................     9,284
      Nasdaq Listing of Additional Shares Fee........................    17,500
      Accounting Fees and Expenses...................................   100,000
      Blue Sky Fees and Expenses.....................................     5,000
      Legal Fees and Expenses........................................   150,000
      Transfer Agent and Registrar Fees and Expenses.................    25,000
      Printing Expenses..............................................   100,000
      Miscellaneous Expenses.........................................    68,002
                                                                       --------
          Total......................................................  $500,000
                                                                       ========

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 * All amounts are estimates except the SEC filing fee and the NASD filing fee.

15. Indemnification of Directors and Officers

  Under Section 317 of the California Corporations Code, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws also provide for mandatory indemnification of its directors, officers, employees and agents, to the fullest extent permissible under California law.

  The Registrant's Articles of Incorporation provide that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its shareholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under California law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

  The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated entities, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

  The Registrant maintains liability insurance for its directors and officers.

  The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits

 Number Description
 ------ -----------
  1.1   Form of Underwriting Agreement
  5.1** Opinion of Morrison & Foerster LLP
 23.1** Consent of Deloitte & Touche LLP
 23.2** Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
 24.1** Powers of Attorney (included on Signature Page)
 27.1** Financial Data Schedule

--------

 **Previously filed.

Item 17. Undertakings

  The undersigned registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed be part of this registration statement as of the time it was declared effective.

    (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 7th day of March, 2000.

                                          Pericom Semiconductor Corporation

                                                   /s/ Alex C. Hui*

                                          By: ____________________________
                                                        Alex C. Hui
                                                  Chief Executive Officer,
                                               President and Chairman of the
                                                     Board of Directors

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

           /s/ Alex C. Hui*            Chief Executive Officer,      March 7, 2000
______________________________________  President and Chairman of
             Alex C. Hui                the Board of Directors
                                        (Principal Executive
                                        Officer)

        /s/ Patrick B. Brennan         Vice President, Finance &     March 7, 2000
______________________________________  Administration (Principal
          Patrick B. Brennan            Financial and Accounting
                                        Officer)

        /s/ John Chi-Hung Hui*         Vice President, Technology    March 7, 2000
______________________________________  and Director
          John Chi-Hung Hui

          /s/ Jeffrey Young*           Director                      March 7, 2000
______________________________________
            Jeffrey Young

         /s/ Tay Thiam Song*           Director                      March 7, 2000
______________________________________
            Tay Thiam Song

         /s/ Millard Phelps*           Director                      March 7, 2000
______________________________________
            Millard Phelps

           /s/ Hau L. Lee*             Director                      March 7, 2000
______________________________________
              Hau L. Lee

*By

        /s/ Patrick B. Brennan
______________________________________
          Patrick B. Brennan
           Attorney-In-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number  Document
 ------- --------
  1.1    Form of Underwriting Agreement
  5.1**  Opinion of Morrison & Foerster LLP
 23.1**  Consent of Deloitte & Touche LLP
 23.2**  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
 24.1**  Powers of Attorney (included on Signature Page)
 27.1**  Financial Data Schedule

--------

** Previously filed.